UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Travel Hunt Holdings, Inc.
             (Exact name of Registrant as specified in its charter)
            Florida                                 65-0972647
   (State of Incorporation)                      (I.R.S. Employer
                                               Identification No.)

                             1314 E. Olas Boulevard
                                    Suite 168
                         Fort Lauderdale, Florida 33301
      Address of principal executive offices, including Zip Code)
        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be so         Name of each exchange of which each
              registered                       class is to be registered
            Not applicable                          Not applicable
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [x]

Securities  Act  registration  statement file number to which this form relates:
No. 333-108690

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common stock, par value of $0.001
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-108690) is incorporated by reference to this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-108690 on September 11, 2003. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.        Document Description
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3.1                Articles of Incorporation and Amendments
3.2                Bylaws
10.1               Stock Purchase Agreement and Share Exchange
10.2               Agreement between us and American Travel & Marketing Group,
                   Inc. for web design
10.3               Agreement between us and American Travel & Marketing Group,
                   Inc.
21.                Subsidiary

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 2nd day of December, 2005.

                           TRAVEL HUNT HOLDINGS, INC.

                           By: /s/ Nancy Reynolds
                           -----------------------
                           Nancy Reynolds, President, Chief Executive Officer and member of the Board of Directors